UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2007

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of principal executive offices) (Zip Code)

(770) 657-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Executive Officers

On July 31, 2007, Superior Essex Inc. (“Superior” or the “Company”) entered into a letter agreement with H. Patrick Jack, pursuant to which Mr. Jack agreed to accept the position of Executive Vice President of Superior and President—Essex Asia Pacific, effective as of August 13, 2007.  Mr. Jack will be responsible for Superior’s Asia Pacific magnet wire operations and will serve as initial chair of Superior’s global magnet wire council.  The letter agreement also makes certain amendments to Mr. Jack’s Amended and Restated Employment Agreement, dated March 10, 2006 (filed as Exhibit 10.4 to Superior’s 8-K dated March 16, 2006), related to his bonus opportunity for 2007 and his moving expenses to relocate to Atlanta, Georgia from Ft. Wayne, Indiana.  A copy of the letter agreement with Mr. Jack is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

On July 31, 2007, the Board of Directors of Superior also approved an Employment Agreement with J. David Reed under which he will serve as Executive Vice President of Superior and President of Essex Group North America, effective as of August 13, 2007.  The Board of Directors also authorized the Company to enter into an Indemnification Agreement with Mr. Reed in the form approved by the Board for other executives of the Company.  Copies of the employment agreement, and a related press release, are attached to this report as Exhibits 10.2 and 99.1, respectively, and are incorporated herein by reference. The form of Indemnification Agreement was included as Exhibit 10.1 to a report on Form 8-K filed by the Company on December 8, 2006 and is incorporated herein by reference.  The following summary of the employment agreement is qualified by reference to the text of the agreement.

Duration

The employment agreement with Mr. Reed is for an initial term ending December 31, 2008. The term automatically extends for additional one-year periods unless either Superior or Mr. Reed gives notice of non-renewal. The employment agreement may also be terminated at any time by Superior with or without “cause” (as defined in the employment agreement) or due to Mr. Reed’s disability, or by Mr. Reed with or without “good reason” (as defined in the employment agreement), and will automatically terminate upon Mr. Reed’s death. An election by Superior not to extend the agreement is treated as a resignation by Mr. Reed for good reason.

Salary, Bonus, Equity Awards and Benefit Plans

Pursuant to the employment agreement, Mr. Reed will receive an annual base salary and an annual bonus based upon the achievement of performance targets.  For 2007, Mr. Reed will be deemed to participate in the annual bonus plan for six months and will have a guaranteed bonus of not less than $85,250.  He will be granted performance shares under Superior’s performance share program for the performance period 2007-2009 (a target award of 5,000 shares with a maximum payout of 10,000 shares), and 6,000 shares of restricted stock that vest over four years.  In addition Mr. Reed is entitled to participate in Superior’s employee benefit plans as in effect from time to time, and to certain perquisites as summarized below.

Termination and Change in Control Provisions

Termination for Cause; Resignation without Good Reason. If Mr. Reed is terminated for cause or resigns without good reason, he will receive only the salary and benefits that are accrued through the date of termination. No special severance benefits are payable.

Termination Due to Death or Disability. If Mr. Reed dies, or if Superior terminates his employment due to disability, he (or his estate) will receive the accrued salary and benefits through the date of termination, plus a pro-rata portion of his annual bonus, based on performance against target for the period of the year prior to termination.

Termination Without Cause; Resignation for Good Reason

Prior to or More Than One Year After Change in Control. If Mr. Reed is terminated without cause or resigns for good reason either before a change in control occurs or more than one year after a change in control, he will receive a severance payment equal to one times base salary and one times his pro-rata annual bonus earned through the date of termination, based on performance against target for the period of the year prior to termination.

For up to one year after termination, Superior will also provide Mr. Reed with the same health and welfare benefits Superior provides for active employees. To receive these benefits, Mr. Reed must comply with the restrictive covenants contained in the employment agreement and described below. In addition, Superior’s compensation committee has discretion to vest some or all of his equity awards. Any performance-based equity awards held by Mr. Reed would automatically vest, to the extent the performance targets had been met, regardless of whether he had satisfied any service requirements.

Within One Year Following Change in Control. If Mr. Reed is terminated without cause or resigns for good reason within one year following a change in control of the Company, he will be entitled to:

•                  accrued salary and benefits,

•                  severance payment equal to two times the sum of his base salary and target annual bonus for the year of termination,

•                  vesting of all outstanding equity awards, and

•                  continuation of health and welfare benefits for a period of one year.

Any severance payable under the employment agreement would be reduced by any other cash severance or similar termination benefits payable under Superior’s plans, programs or arrangements, excluding the Supplemental Executive Retirement Plan.

Indemnification Provisions

Pursuant to the employment agreement, Superior will fully indemnify Mr. Reed against all liabilities incurred as a result of providing services for Superior. This indemnification covers liabilities that occur either during or following his employment. Superior has also agreed to cover Mr. Reed both during and, while potential liability exists, after the employment term under a directors’ and officers’ liability insurance policy that is no less favorable than the policy covering its other directors and senior officers.

Restrictive Covenants

The employment agreement contains covenants that apply during the employment term and for a period of twelve months after Mr. Reed’s termination of employment. During that period, Mr. Reed has agreed not to directly or indirectly:

•                  enter into competition with Superior’s wire or cable business,

•                  solicit such business from Superior’s clients or customers other than on Superior’s behalf, or

•                  or encourage any of Superior’s employees or consultants to terminate their relationship with Superior.

The employment agreement also contains covenants that Mr. Reed will not at any time divulge Superior’s confidential information or make disparaging statements about Superior or its business.

Perquisites and Business Expenses

The employment agreement provides certain perquisites for Mr. Reed, including (i) a monthly taxable car allowance of $1,200, (ii) reimbursement of up to $7,500 per year for reasonable expenses incurred for financial planning and counseling, and (iii) one-time moving expenses.  Superior reimburses its executives, in accordance with company policies, for reasonable business expenses, including telecommunications and computing costs to provide them with effective office capability at home and while traveling.

Item 9.01.              Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

Exhibit Number	Exhibit Description

10.1	Letter Agreement with H. Patrick Jack

10.2	Employment Agreement with J. David Reed

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Date: August 6, 2007	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Letter Agreement with H. Patrick Jack

10.2	Employment Agreement with J. David Reed

99.1	Press release dated July 31, 2007